UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2017

SG BLOCKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22563	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

195 Montague Street, 14th Floor

Brooklyn, NY 11201

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed on the Current Report on Form 8-K filed by SG Blocks, Inc. (the “Company”) on June 27, 2017 (the “June Form 8-K”), the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Joseph Gunnar & Co., LLC, as representative of the underwriters (the “Representative”), relating to an underwritten public offering (the “Offering”) of shares of the Company’s common stock, par value $0.01 (the “Common Stock”).

Pursuant to the Underwriting Agreement and in connection with the purchase of the Over-Allotment Shares, as described elsewhere in this Current Report on Form 8-K (this “Report”), the Company issued to certain affiliates of the Underwriter various warrants (the “July Warrants”) to purchase an aggregate of 86,250 shares of Common Stock at an exercise price of $6.25 per share. The July Warrants replace the warrant previously issued to the Representative, as originally reported in the June Form 8-K, and consist of the right to purchase (i) 75,000 shares of Common Stock in connection with the closing of the Offering on June 27, 2017 and (ii) 11,250 shares of Common Stock in connection with the sale of the Over-Allotment Shares, as further described herein.

The foregoing description of the July Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the July Warrants, which is attached as Exhibit 4.1 to this Report and is incorporated herein by reference. The warrant agreements for all of the July Warrants are identical except for the addressee; therefore, only a form of the July Warrants has been provided as an exhibit hereto.

Item 8.01	Other Events.

Pursuant to the Underwriting Agreement and in connection with the Offering, the Company granted the Representative a 45-day option to purchase up to 225,000 additional shares of Common Stock to cover over-allotments, if any.

On July 10, 2017, the Representative provided the Company notice that it would exercise the over-allotment option in full and purchase an additional 225,000 shares of Common Stock (the “Over-Allotment Shares”), at a price to the public of $5.00 per share, less underwriting discounts and commissions.

On July 12, 2017, the sale of the Over-Allotment Shares closed, resulting in net proceeds to the Company of approximately $1.0 million, bringing the total net proceeds raised by the Company in the Offering to approximately $7.9 million, in each case after deducting underwriting discounts and commissions and related expenses.

On July 12, 2017, the Company issued a press release announcing the closing of the sale of the Over-Allotment Shares. A copy of the press release is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

4.1	Form of Warrant to Purchase Common Stock.
99.1	Press Release, dated July 12, 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2017

SG Blocks, Inc.

By:	/s/ Mahesh Shetty
Mahesh Shetty
Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit	Description
4.1	Form of Warrant to Purchase Common Stock.
99.1	Press Release, dated July 12, 2017.

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